EXHIBIT 10.83.1
                                          ---------------

                        FIRST AMENDMENT TO
                         CREDIT AGREEMENT


  FIRST AMENDMENT, dated as of April 15, 1998 (this "Amendment"), to the Credit Agreement referred to below by and among CENTRAL VERMONT PUBLIC SERVICE CORPORATION, a Vermont corporation ("Borrower"), each of the lenders that is a signatory to the Credit Agreement or which, pursuant to
  Section 10.6 thereof shall become a "Lender" thereunder (the "Lenders"), FLEET NATIONAL BANK, as syndication agent (the "Syndication Agent") and TORONTO DOMINION (TEXAS), INC., as agent for the Lenders hereunder (the "Agent"; Lenders, Syndication Agent and Agent are sometimes collectively referred to herein as the "Lending Group").

                        WITNESSETH

  WHEREAS, Borrower and Lending Group are parties to that certain Credit Agreement, dated as of November 5, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

  WHEREAS, Borrower and Lending Group have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein in order to clarify certain ambiguities therein to better reflect the intentions of the parties.

  NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Borrower and Lending Group hereby agree as follows:

  1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

  2.  Amendment to Section 5.2 of the Credit Agreement.
  Section 5.2 of the Credit Agreement is hereby amended by adding a new subsection (e) immediately following subsection
  (d) thereto to read as follows:

  "(e) No Material Adverse Effect. No fact has become known to the Borrower which has had or in the reasonable judgment of the Borrower may in the future have a materially adverse effect on the business, operations, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or on its ability to perform its obligations under this Agreement or the Existing Letter of Credit Agreements since the Closing Date."

  3. No Other Amendments. Except as expressly amended, herein, each of the Credit Agreement and the other Loan
  Documents shall be unmodified and shall continue to be in full force and effect in accordance with its terms.

  4. Effectiveness. This Amendment shall become effective as of the date hereof.

  5.  GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND
  INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW
  YORK.

  6. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

  (SIGNATURE PAGE FOLLOWS)

  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


  Borrower:
  CENTRAL VERMONT PUBLIC SERVICE CORPORATION

  By:  /s/ Francis J. Boyle
  Francis J. Boyle
  Senior Vice President, Chief Financial Officer and Treasurer

  Agent:
  TORONTO DOMINION (TEXAS), INC.

  By:  /s/  Jano Mott
  Jano Mott
  Vice President

  Lenders:
  TORONTO DOMINION (NEW YORK), INC.

  By:  /s/  Debbie A. Greene
  Debbie A. Greene
  Vice President

  BANKBOSTON, N.A.

  By:  /s/  Virginia Ryan
  Virginia Ryan
  Vice President

  FLEET NATIONAL BANK

  By:  /s/  Robert D. Lanigan
  Robert D. Lanigan
  Director

  CITIZENS BANK NEW HAMPSHIRE

  By:  /s/  Vernon T. Studer
  Vernon T. Studer
  Vice President